[GRAPHIC OMITTED]

DERMA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

214 Carnegie Center
Suite 100
Princeton, New Jersey

May 22, 2001

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2001

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), will be held on May 22, 2001, at 10:00 a.m., at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, for the following purposes:

1.	To elect five directors for the year following the annual meeting or until their successors are elected;

2.	To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2001; and

3.	To transact such other business as may properly come before the meeting and all adjournments thereof.

        Only shareholders of record at the close of business on March 29, 2001, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

        The Board of Directors unanimously recommends that shareholders vote “FOR” (i) the election as directors of the nominees named in the accompanying Proxy Statement, and (ii) the ratification of the selection of Ernst & Young LLP as the Company’s independent certified public accountants for the year ended December 31, 2001.

        You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

PROXY STATEMENT

        This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the “Company”) in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Tuesday, May 22, 2001, at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

        If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 2001. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

        A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

        The close of business on March 29, 2001, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 2,407,109 shares of Common Stock, 272,503 shares of Series A Convertible Preferred Stock, 554,171 shares of Series B Convertible Preferred Stock, 1,000,001 shares of Series C Convertible Preferred Stock and 133,334 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 30, 2001.

        The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 29, 2001 certain information regarding the current beneficial ownership of shares of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

                                                          Number of Shares             Percent
Name and Address of Beneficial Owner (1)               Beneficially Owned(13)   Beneficially Owned(13)
- ----------------------------------------               ----------------------   ----------------------

Srini Conjeevaram (2)..................................      4,879,011                  67.49%
Hambrecht & Quist California (3)                             1,288,334                  34.86%
Redwood Asset Management (4)...........................        846,671                  27.28%
Edward J. Quilty (5)...................................        655,324                  23.31%
Stephen T. Wills, CPA, MST (6).........................        198,295                   7.81%
Mary G. Clark, RN (7) .................................        185,095                   7.60%
John T. Borthwick (8)..................................        119,683                   4.84%
Timothy J. Patrick (9).................................         47,000                   1.92%
John E. Yetter, CPA(10)................................         20,000                    (*)
Mary C. Antensteiner (11)..............................         10,000                    (*)
All directors and officers as a group (7 persons)(12)..      5,994,725                   (* *)

(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2)	Srini Conjeevaram is a general partner of the Galen III Partnerships. The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 57,000 shares of Common Stock; 125,003 shares of Class A Convertible Preferred Stock ("Class A Preferred"); 75,002 warrants to purchase Common Stock exercisable at $4.50 per share ("Class A Warrants"); 416,668 shares of Class B Convertible Preferred Stock ("Class B Preferred"); 416,668 warrants to purchase Common Stock exercisable at $6.75 per share ("Class B Warrants"); 500,001 shares of Class C Convertible Preferred Stock ("Class C Preferred"); bonds convertible into 50,000 shares of Class C Convertible Preferred; bonds convertible into 900,000 shares of Class D Convertible Preferred Stock ("Class D Preferred"); 550,003 warrants to purchase Common Stock exercisable at $0.85 per share ("Class E Warrants"); bonds convertible into 696,666 Class E Warrants; bonds convertible into 1,045,000 warrants to purchase Common Stock at $0.57 per share ("Class F Warrants"); and exercisable options to purchase 47,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(3)	Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of: 122,500 shares of Class A Preferred; 122,500 Class A Warrants; 101,667 shares of Class B Preferred; 101,667 Class B Warrants; 400,000 shares of Class C Preferred; and 440,000 Class E Warrants.
(4)	Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of: 150,001 shares of Common Stock; 50,000 Class A Warrants; 83,334 Class B Warrants; 100,000 shares of Class C Preferred; 133,334 shares of Class D Preferred; and 330,002 Class E Warrants.
(5)	Ownership consists of: 251,684 shares of Common Stock; 38,000 Class A Warrants; 9,584 Class B Warrants; 220,001 Class E Warrants; and exercisable options to purchase 136,055 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(6)	Ownership consists of 65,668 shares of Common Stock; 7,375 Class A Warrants; 4,584 Class B Warrants; 58,668 Class E Warrants; and exercisable options to purchase 62,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(7)	Ownership consists of: 155,095 shares of Common Stock; and exercisable options to purchase 30,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.

(8)	Ownership consists of: 51,883 shares of Common Stock; and exercisable options to purchase 67,800 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(9)	Ownership consists of: exercisable options to purchase 47,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(10)	Ownership consists of: exercisable options to purchase 20,000 shares of common stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(11)	Ownership consists of: exercisable options to purchase 10,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 29, 2001.
(12)	Ownership consists of: an aggregate of 5,994,725 shares of Common Stock, Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class A Warrants, Class B Warrants, Class E Warrants, Class F Warrants and options currently exercisable and exercisable within 60 days of March 29, 2001 to purchase shares of Common Stock.
(13)	The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of March 29, 2001), the conversion of all convertible bonds into units consisting of warrants to purchase Common Stock and Convertible Preferred Stock and the exercise of all warrants and the conversion into Common Stock of all Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants, the conversion into units of its/his/her own convertible bonds and the conversion into Common Stock of its/his/her own Convertible Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages exceeding 100%.
(*)	Less than one percent
(**)	In excess of 100 percent. See note 13.

PROPOSAL 1 - ELECTION OF DIRECTORS

        A board of five directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

        The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee          Age     Director Since                        Principal Occupation
- ---------------          ---     --------------                        --------------------

Edward J. Quilty         50      March, 1996        Chairman of the Board and Chief Executive Officer of the Company

Srini Conjeevaram        42      May, 1998          General Partner and Chief Financial Officer of Galen Associates

Stephen T. Wills         44      May, 2000          Vice President and Chief Financial Officer of Palatin Technologies, Inc.

James T. O'Brien         62      Nominee            President and Chief Executive Officer of O'Brien Marketing & Communications

James Schisgall          65      Nominee            Consultant to the medical device industry

        The term of office of each person elected as director will continue until the Company’s next Annual Meeting of Shareholders or until his successor has been elected and qualifies.

Information Relative to Directors and Nominees

        Edward J. Quilty has served as Chief Executive Officer of the Company since November, 1996, Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents from November, 1995 until May, 2000. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. Mr. Quilty has over 25 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science degree from Southwest Missouri State University, Springfield, Missouri in 1972 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

        Srini Conjeevaram has served as director of the Company since May, 1998. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, a healthcare venture capital firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

        Stephen T. Wills, CPA, MST has served as a director of the Company since May, 2000. He also served as Chief Financial Officer of the Company since July, 1997 and Vice President since November, 1997 until his resignation from these positions in July, 2000. Mr. Wills also serves as President and Chief Operating Officer of Golomb, Wills & Company, PC, a public accounting firm, and as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

        James T. O'Brien serves as the President and Chief Executive Officer of O'Brien Marketing & Communications, a full service advertising agency which he formed in 1991. Previously, Mr. O'Brien served from 1989 to 1991 as President and Chief Operating Officer for Elan Corporation (NYSE: ELN), a multi-national medical products and pharmaceutical company. In 1986, Mr. O'Brien founded O'Brien Pharmaceuticals and served as its President and Chief Executive Officer until the acquisition of this company by Elan Corporation. During the period 1980 to 1986, Mr. O'Brien held several division presidencies with the Revlon Health Care Group. Prior to his association with Revlon, he served for seventeen years with Sandoz Pharmaceuticals, Inc., most recently as Vice President of U.S. Marketing and Sales. Mr. O'Brien serves on the boards of directors of Ashni Naturaceuticals, CyDex, Inc., Crititech, Inc., Pharmquest, Inc., Benedictine College and The Sports Connection. He earned a Bachelor of Science in Business Administration from Benedictine College, Atchison, Kansas, in 1960 and attended the Harvard University Advanced Management Program in 1974.

        James Schisgall currently serves as a consultant to the medical device industry specializing in plastic disposable products. Previously, Mr. Schisgall served as the President and Chief Executive Officer of Hospitak, Inc., a diversified manufacturer and distributor of disposable medical products which he founded in 1971 and sold to a division of Maersk Medical in 1998. Prior to founding Hospitak, Mr. Schisgall owned and operated a regional home-

health company engaged in respiratory care. Mr. Schisgall earned his Bachelor of Arts, Cum Laude, from Princeton University in 1956 where he studied at the Woodrow Wilson School of Public and International Affairs. He earned his Bachelor of Laws degree from New York University, New York, New York, in 1960.

Compensation of Directors

        For each year of service, outside directors receive fully vested options to purchase 15,000 shares of the Company’s Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

Board Committees

        The Company maintains an Audit Committee that is currently composed of Timothy J. Patrick, a retiring director, and Srini Conjeevaram. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company’s independent auditors. The Audit Committee held four meetings in 2000.

        The Company maintains a Compensation Committee that is currently composed of Edward J. Quilty, Timothy J. Patrick and Srini Conjeevaram. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held six meetings in 2000.

        The Company maintains a Nominating Committee that is currently composed of Edward J. Quilty, Srini Conjeevaram and Stephen T. Wills, CPA, MST. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management’s nominees for directors. The Nominating Committee held one meeting in 2000.

        The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying shareholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of shares of the Company owned by the notifying shareholder;

5.	A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as director of the Company, if elected.

        The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

        During 2000, there were six meetings of the Board of Directors.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the election as directors of the nominees listed above.

EXECUTIVE OFFICERS

The executive officers of the Company are:
                                                                         Executive Officer
     Name                 Age            Positions with the Company         of the Company Since
     ----                 ---            --------------------------         --------------------

 Edward J. Quilty          50      Chairman, President and Chief Executive       May, 1996
                                   Officer
 Mary C. Antensteiner      42      Executive Vice President - Sales and          May, 2000
                                   Marketing
 John E. Yetter, CPA       48      Vice President and Chief Financial            August, 2000
                                   Officer

        Additional information relative to Edward J. Quilty is included in the preceding pages under “Election of Directors.”

        Mary C. Antensteiner has served as the Company’s Executive Vice President–Sales and Marketing since May, 2000. Prior to assuming her present position, Ms. Antensteiner served as Vice President of Corporate Accounts since July, 1999 and Regional Vice President since being hired by the Company in January, 1999. Prior to her affiliation with the Company, Ms. Antensteiner was Vice President, Sales & Marketing, for Ferris Manufacturing and a Regional Sales Director for FoxMeyer Drug Company. She has also held key sales positions with J. M. Murray and ParMed Pharmaceuticals. Ms. Antensteiner earned a Bachelor of Science degree in Business Management from the State University of New York, Buffalo, New York in 1982.

        John E. Yetter, CPA has served as Vice President and Chief Financial Officer of the Company since August, 2000. Prior to joining the Company, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb. Prior to his association with Bristol-Myers, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, Magna Cum Laude, from Boston College School of Management, Boston, Massachusetts in 1975.

        Officers are elected by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

        The following table shows all compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer and each of the Company’s current officers or directors whose compensation exceeded $100,000 for their services in all capacities during the years 1998, 1999 or 2000:

                                                 Annual Compensation
                                                ---------------------                     All Other
Name and Principal Position           Year      Salary          Bonus     Options (#)*   Compensation
- ---------------------------           ----      ------          -----     ------------   ------------

Edward J. Quilty                      2000     $168,750          --            --            --
Chairman, President and               1999     $150,000      $25,000                         --
Chief Executive Officer               1998     $150,000      $25,000        96,055(1)        --

Mary C. Antensteiner                  2000     $115,000          --            --            --
Executive Vice President -            1999     $108,000      $10,000(2)        --            --
Sales and Marketing                   1998        --             --         15,000           --

John E. Yetter, CPA                   2000      $62,077(3)   $15,000(2)     60,000           --
Vice President and                    1999        --             --            --            --
Chief Financial Officer               1998        --             --            --            --

Stephen T. Wills, CPA, MST            2000      $70,125(4)       --         15,000           --
Director and former Vice President    1999     $109,500(4)       --         32,000           --
and Chief Financial Officer           1998     $100,000(4)       --            --            --

John T. Borthwick                     2000     $165,375          --         37,800(1)      $  9,962(5)
Vice President for Sales              1999     $180,000          --            --          $  9,962(5)
                                      1998     $180,000          --            --          $  9,962(5)

*	All options have been adjusted to effect the Company's 5-for-1 stock split effective August 2, 1999.
(1)	Options issued pursuant to the anti-dilution provisions of the subject executive's employment agreement.
(2)	Sign-on bonus.
(3)	Represents compensation earned during the period August through December, 2000.
(4)	Does not include payments made to an affiliate of Mr. Wills, Golomb, Wills & Company, PC. See Certain Relationships and Related Transactions below.
(5)	The Company enrolled Mr. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 of coverage. This policy was terminated effective December 31, 2000.

Option Grants Table

        The following table sets forth information regarding grants of stock options to the following named executive officers made during the year ended December 31, 2000:

                                               Percent of Total     Exercise
                                  Options     Options Granted to      Price
Name                            Granted (#)    Employees in 2000    ($/Share)   Expiration Date
- ----                            -----------   ------------------    ---------   ---------------
John T. Borthwick               37,800 (1)          16.2%             $5.93     December 10, 2008
Mary G. Clark                   30,000 (1)          12.9%             $0.75     August 1, 2010
Srini Conjeevaram               45,000 (1)          19.3%             $0.75     August 1, 2010
Timothy J. Patrick              45,000 (1)          19.3%             $0.75     August 1, 2010
Stephen T. Wills, CPA, MST      15,000 (1)           6.5%             $0.75     August 1, 2010
John E. Yetter, CPA             60,000 (2)          25.8%             $0.75     August 28, 2010

(1)	Options are 100% vested.
(2)	These options vest at the rate of 20,000 options on each of August 28, 2000, August 28, 2001 and August 28, 2002.

Aggregate Year End Option Value Table

        The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 2000. No options have been exercised:

                                      Number of Shares               $ Value of Unexercised
                                   Underlying Unexercised             In-The-Money Options
                                Options at December 31, 2000        At December 31, 2000 (1)
                                ------------------------------      ---------------------------
Name                            Exercisable      Unexercisable      Exercisable   Unexercisable
- ----                            -----------      -------------      -----------   -------------
Edward J. Quilty ..............   134,055           2,000                   0           0

Mary C. Antensteiner ..........    10,000           5,000                   0           0

John E. Yetter, CPA............    20,000          40,000                   0           0

(1)	Determined based on the fair market value for the Company's Common Stock at December 31, 2000 of $0.50 per share.

Employment Arrangements

Edward J. Quilty

        The Company employs Edward J. Quilty, its Chairman, President and Chief Executive Officer, under an oral agreement providing for compensation at the rate of $175,000 per year. The agreement is subject to termination by the Company or Mr. Quilty at any time and for any reason.

Mary C. Antensteiner

        The company employees Mary C. Antensteiner, its Executive Vice President - Sales and Marketing, pursuant to an employment agreement dated December 30, 1998. The agreement provides that Ms. Antensteiner will receive compensation of $100,000 per year together with performance based bonuses. The agreement further provides for a vehicle allowance of $500.00 per month, reimbursement of certain business and home office expenses and paid vacation of three weeks per year.

        The agreement grants Ms. Antensteiner the option to purchase 15,000 shares of the Company's Common Stock at a price of $6.00 per share. These options become exercisable at the rate of 5,000 options on each of December 15, 1999, 2000 and 2001.

        The agreement may be terminated by either party upon thirty days notice. If the Agreement is terminated by the Company "without cause," the Company will pay Ms. Antensteiner severance compensation of $34,000.

John T. Borthwick

        The company employees John T. Borthwick, its Vice President - Sales, pursuant to an employment agreement dated February 1, 2001. The agreement provides that Mr. Borthwick will receive compensation of $110,000 per year together with performance based bonuses. The agreement further provides for a vehicle allowance of in accordance with Company policies, reimbursement of certain business expenses and paid vacation of three weeks per year. The agreement also grants Mr. Borthwick the immediately exercisable option to purchase 37,800 shares of the Company's Common Stock at a price of $5.93 per share.

        The agreement may be terminated by either party upon thirty days notice. If the agreement is terminated by the Company "without cause," the Company will pay Mr. Borthwick severance of one week's base compensation multiplied by the number of Mr. Borthwick's full years of service with the Company. Mr. Borthwick's employment began July 1, 1984.

        The agreement provides that Mr. Borthwick waives the benefit of any prior employment agreement with the Company including the severance provisions thereof. In consideration for this waiver, the agreement further provides that the Company forgives the principal and accrued interest under a promissory note in the principal amount of $99,364 payable to the Company by Mr. Borthwick.

John E. Yetter, CPA

        The Company employs John E. Yetter, CPA, its Vice President and Chief Financial Officer, under an oral agreement providing for a sign-on bonus of $15,000 (paid in August, 2000) and compensation at the rate of $150,000 per year. The Agreement is subject to termination by the Company or Mr. Yetter at any time and for any reason.

Stock Option Plans

        The Company adopted the Stock Option Plan (the "Plan") in July 1991 and amended the Plan in January, 1994, November 21, 1995 and July 14, 1998. The number of shares of common stock reserved for issuance pursuant to the Plan is 300,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) non-qualified stock options ("NQSOs"). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

        Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of "unissued" and become available for reissuance.

        At December 31, 2000, options to purchase 52,600 shares of the Company's common stock at prices ranging from $4.00 to $5.625 per share had been granted under the Plan.

CERTAIN TRANSACTIONS

        The Company employs the accounting firm of Golomb, Wills & Company, PC for various tax and financial planning services. Stephen T. Wills, CPA, MST, a director and former Vice President and Chief Financial Officer of the Company, is a principal of Golomb, Wills & Company, PC. Payments to Golomb, Wills & Company, PC during 2000 and 1999 totaled $47,390 and $18,035, respectively.

        The Company has a consulting agreement with its founder, director and former President, Mary G. Clark, RN. In 2000 and 1999, compensation and reimbursed expenses under this agreement were $56,306 and $64,291, respectively.

        Srini Conjeevaram, a director of the Company, is a general partner in the firm owning the $475,000 of outstanding convertible bonds at year end. This firm also holds a significant equity ownership in the Company.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last annual audit were $77,500 and all other fees were $30,000. Other fees relate to income tax and SEC registration services. No non-audit services were provided.

        Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2001.

OTHER BUSINESS

        Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

SHAREHOLDER PROPOSALS

        Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 18, 2002. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

ANNUAL REPORT

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

March 29, 2001

[TEXT OF PROXY CARD]

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held on May 22, 2001

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey on May 22, 2001, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote “FOR” each of the following:

1.  ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, Srini Conjeevaram, Stephen T. Wills, CPA, MST, James T. O'Brien and James Schisgall. To withhold authority to vote for an individual nominee, place a line through such nominee's name.

[  ]  FOR all nominees         [  ]  WITHHOLD AUTHORITY for all nominees

2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2001

[  ] FOR               [  ]  AGAINST               [  ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

____________________________________
Signature of Shareholder

____________________________________
Signature of Co-Owner

Dated:___________________, 2001

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

I/WE PLAN TO ATTEND THE MEETING [ ]